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                                                                     EXHIBIT 4.5















                              WINSTON HOTELS, INC.

                              STOCK INCENTIVE PLAN

                              (As Amended May 1998)



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                              WINSTON HOTELS, INC.

                              STOCK INCENTIVE PLAN

                              (As Amended May 1998)


                                    ARTICLE 1

                                   DEFINITIONS


1.01. Acquiring Person means that (a) a Person, considered alone or together with all Control Affiliates and Associates of that Person, becomes directly or indirectly the beneficial owner of securities representing at least twenty percent (20%) of the Company's outstanding securities entitled to vote generally in the election of the Board, or (b) a person enters into an agreement that would result in that Person satisfying the conditions in subsection (a) or that would result in a Related Entity's failure to be a Related Entity.

1.02. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Performance Shares or a Stock Award, Option or SAR granted to such Participant.

1.04. Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.05. Board means the Board of Directors of the Company.

1.06. Change in Control means that (a) the Company enters into any agreement with a Person that involves the transfer of ownership of the Company or of more than fifty percent (50%) of the


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Company's total assets or earnings power on a consolidated basis, as reported in the Company's consolidated financial statements filed with the Securities and Exchange Commission (including an agreement for the acquisition of the Company by merger, consolidation, or statutory share exchange - regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange - or for the sale of substantially all of the Company's assets to that Person), (b) any Person is or becomes an Acquiring Person, or (c) during any period of two consecutive calendar years, the Continuing Directors cease for any reason to constitute a majority of the Board; provided, however, that the initial public offering of the Company in 1994 shall not constitute a Change in Control. For purposes of the preceding sentence, "Continuing Director" means any member of the Board, while a member of the Board and (a) who was a member of the Board prior to the adoption of the Plan or (b) whose subsequent nomination for election or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.07. Code means the Internal Revenue Code of 1986, as amended and as in effect from time to time.

1.08. Committee means the Compensation Committee of the Board which shall be comprised of two or more individuals who allow the Committee to satisfy the requirements of Securities and Exchange Commission Rule 16b-3(c)(2)(i). The Committee shall be appointed by the Board.

1.09. Common Stock means the Common Stock of the Company.

1.10. Company means Winston Hotels, Inc.

1.11. Control Affiliate, with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

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1.12. Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

1.13. Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.14. Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect from time to time.

1.15. Fair Market Value means, on any given date, the current fair market value of the shares of Common Stock as determined pursuant to subsection (a) or (b) below.

                  (a) While the Company is a Non-Public Company, Fair Market Value shall be determined by the Board using any reasonable method in good faith.

                  (b) While the Company is a Public Company, Fair Market Value shall be determined as follows: if the Common Stock is not listed on an established stock exchange, the Fair Market Value shall be the reported "closing" price of shares of Common Stock in the New York over-the-counter market as reported by the National Association of Securities Dealers, Inc. If the Common Stock is listed on an established stock exchange or exchanges, Fair Market Value shall be deemed to be the highest closing price of shares of Common Stock reported on that stock exchange or exchanges or, if no sale of Common Stock shall be made on any stock exchange on that day, then the next preceding day on which there was a sale. For purposes of this definition, the term "Public Company" means a corporation that has sold securities pursuant to an effective registration statement on Form S-1 filed pursuant to the Securities Act of 1933, as amended and the term "Non-Public Company" means a corporation that has never sold securities pursuant to



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an effective registration statement on Form S-1 filed pursuant to the Securities
Act of 1933, as amended.

1.16. Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the Fair Market Value of one share of Common Stock on the date of grant.

1.17. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.18. Participant means an employee of the Company or a Related Entity, including an employee who is a member of the Board and who satisfies the requirements of Article IV or an individual who provides services to the Company or a Related Entity and who satisfies the requirements of Article IV and is selected by the Administrator to receive an award of Performance Shares, a Stock Award, an Option, an SAR, or a combination thereof.

1.19. Performance Shares means an award which, in accordance with, and subject to, an Agreement, will entitle the Participant, or his estate or beneficiary in the event of the Participant's death, to receive cash or a Stock Award or a combination thereof.

1.20. Plan means the Winston Hotels, Inc. Stock Incentive Plan.

1.21. Related Entity means any "parent" or "subsidiary" corporation in the controlled group that includes the Company which shall be any corporation in an unbroken chain of corporations beginning or ending with the Company that, at the time of an award of Performance Shares or the granting of a Stock Award, an Option or an SAR, each of the corporations (other than the Company or the last corporation in the unbroken chain of corporations) owns stock constituting at least fifty percent (50%) or more of the value of one of the other corporations in such chain or



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at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.22. Restricted Stock means Common Stock awarded to a Participant under Article IX and that is nontransferable or subject to a substantial risk of forfeiture, or both. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of substantial risks of forfeiture.

1.23. SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.24. Stock Award means Common Stock awarded to a Participant under Article IX, including shares that are Restricted Stock, or in accordance with an award of Performance Shares.

1.25. Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Related Entity. A Participant shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and an individual shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.


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                                   ARTICLE II

                                    PURPOSES

         The Plan is intended to assist the Company and Related Entities in recruiting and retaining key employees and service providers by enabling such persons to participate in the future success of the Company and the Related Entities and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the award of Performance Shares, the grant of Stock Awards, SARs and the grant of both Options qualifying under
Section 422 of the Code ("incentive stock options") and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                   ARTICLE III

                                 ADMINISTRATION

         The Plan shall be administered by the Administrator. The Administrator shall have authority to award Performance Shares and to grant Stock Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award or Performance Shares. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable or the time at which Performance Shares have been earned. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to



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adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award, or an award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

         The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                   ARTICLE IV

                                   ELIGIBILITY

4.01. General. Any employee of the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan), or an individual who provides services to the Company or a Related Entity (including a corporation that becomes a Related Entity after the adoption of this Plan) is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a Related Entity. Directors of the Company or a Related Entity may be selected to participate in this Plan. A Director of the



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Company or a member of the Committee may not participate in this Plan during his service on the Committee or during the period thereafter if his participation would prevent the Committee from being "disinterested" for purposes of Securities and Exchange Commission Rule 16b-3 as in effect from time to time.

4.02. Grants. The Administrator will designate individuals to whom an award of Performance Shares are to be granted and to whom Stock Awards, Options and SARs are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. Each award of Performance Shares and all Stock Awards, Options and SARs granted under this Plan shall be evidenced by Agreements which shall be subject to the applicable provisions of this Plan and to such other provisions as the Administrator may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company or a Related Entity) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds $100,000. The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

                                    ARTICLE V

                              STOCK SUBJECT TO PLAN

         Upon the award of shares of Common Stock pursuant to a Stock Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.



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The maximum aggregate number of shares of Common Stock that may be issued under this Plan is One Million Six Hundred Thousand (1,600,000) shares, plus an annual increase to be added as of January 1 of each year, beginning January 1, 1999, equal to the lesser of (i) Five Hundred Thousand (500,000) shares, (ii) Eight and One-Half percent (8.5%) of any increase in the number of authorized and issued shares (on a fully diluted basis) since the immediately preceding January 1; or (iii) a lesser number determined by the Board. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article XI. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs, Stock Awards and Performance Shares to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan. To the extent that an award of Performance Shares is forfeited, in whole or in part, without the issuance of a Stock Award, the number of shares of Common Stock allocated to the portion of the forfeited Performance Share Award may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under this Plan.

                                   ARTICLE VI

                                  OPTION PRICE

         The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of an Option that is an incentive stock option shall



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not be less than the Fair Market Value on the date of the Option is granted and provided, further, however, that the price per share shall not be less than 110% of such Fair Market Value in the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date such incentive stock option is granted.

                                   ARTICLE VII

                          EXERCISE OF OPTIONS AND SARS

7.01. Maximum Option or SAR Period. The maximum period in which an Option or SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option or its Corresponding SAR shall be exercisable after the expiration of ten years from the date such Option or Corresponding SAR was granted. In the case of an incentive stock option or its Corresponding SAR granted to a Participant who is a Ten Percent Shareholder, such Option and Corresponding SAR shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an incentive stock option or Corresponding SAR may provide that it is exercisable for a period less than such maximum periods.

7.02. Nontransferability. Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or person(s). During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

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7.03. Change in Control. After a Control Change Date each Option or SAR shall be fully exercisable, in whole or in part, thereafter in accordance with the terms of the applicable Agreement.

                                  ARTICLE VIII

                               METHOD OF EXERCISE

8.01. Exercise. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

8.02. Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Administrator. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the cash, cash equivalent and any shares surrendered must have a Fair Market Value (determined



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as of the day preceding the date of exercise) that is not less than the Option price for the number of shares for which the Option is being exercised.

8.03. Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR. At the Administrator's discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. A fractional share shall not be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

8.04. Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to his Option or SAR until the date of exercise of such Option or SAR.

                                   ARTICLE IX

                                  STOCK AWARDS

9.01. Awards. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

9.02. Vesting. The Administrator, on the date of the award, may, but shall not be required to, prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares or may provide that the shares will be forfeited if the Participant ceases to be employed by the Company or a Related Entity or ceases to provide services to the Company or a Related Entity before the expiration of a stated term or if the Company, the Company and its Related Entities or the Participant fail to achieve stated objectives.



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9.03. Change in Control. If not sooner transferable and nonforfeitable, after a
Control Change Date each Stock Award will become transferable and nonforfeitable thereafter in accordance with the terms of the applicable Agreement.

9.04. Shareholder Rights. In accordance with the terms of the Agreement, a Participant will have all rights of a shareholder with respect to a Stock Award (including an award of Restricted Stock), including the right to receive dividends and vote the shares; provided, however, that (a) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Restricted Stock, (b) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock. The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted cease to be Restricted Stock.

                                    ARTICLE X

                            PERFORMANCE SHARE AWARDS

10.01. Award. In accordance with the provisions of Article IV, the Administrator will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by the award.

10.02. Earning the Award. The Administrator, on the date of the grant of a Performance Share award, may prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive Common Stock pursuant to a Stock Award only upon the satisfaction of certain requirements or the attainment of certain objectives. The Administrator shall have discretion to set these performance standards. By way of example and not of limitation, the restrictions may provide that Performance Shares will be forfeited without the issuance of a Stock Award if the Participant ceases to be employed by the Company or a Related



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Entity or ceases to provide services to the Company or a Related Entity before the expiration of a stated term or if the Company, the Company and its Related Entities, or the Participant fail to achieve stated objectives.

10.03. Payment. In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the grant of a Stock Award or a combination of cash and a Stock Award. A fractional share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

10.04. Change in Control. Section 10.02 to the contrary notwithstanding, each Performance Share shall be earned in its entirety and converted into a Stock Award as of a Control Change Date. Each such Stock Award will become transferable and nonforfeitable thereafter as described in Plan section 9.03 in accordance with the terms of the applicable Agreement.

10.05. Shareholder Rights. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and a Stock Award is made. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that are payable with respect to the number of shares of Common Stock covered by the award between the date the Performance Shares are awarded and the date a Stock Award is made pursuant to the Performance Share award. A Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of a Performance Share award or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After an award of Performance Shares is earned and a Stock Award is made, a Participant will have all the rights of a shareholder as described in Plan section 9.04.



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                                   ARTICLE XI

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

         The maximum number of shares as to which Options, SARs, Stock Awards and Performance Shares may be granted under this Plan shall be proportionately adjusted, and the terms of outstanding awards of Performance Shares, Stock Awards, Options, and SARs shall be adjusted, as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or
(ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee, necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding awards of Performance Shares, Stock Awards, Options or SARs.

         The Committee may make Stock Awards and may grant awards of Performance Shares, Options, and SARs in substitution for performance shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or a Related Entity in connection with a transaction described in the first paragraph of this Article
XI. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted awards of Performance Shares, Stock Awards, Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.



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                                   ARTICLE XII

                             COMPLIANCE WITH LAW AND
                          APPROVAL OF REGULATORY BODIES

         No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted, or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

13.01. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or a Related Entity or in any way affect any right and power of the Company or a Related Entity to terminate the employment or service of any individual at any time with or without assigning a reason therefor.


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13.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03. Disposition of Stock. A Participant shall notify the Administrator of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (a) within two years of the grant of an Option or (b) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

13.04. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.05. Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any award of Performance Shares, or the grant of any Stock Award, Option or SAR provide that shares may be issued or become transferable and nonforfeitable thereunder only after completion of a specified period of employment or during employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

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13.06. Tax Withholding. Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan. Unless otherwise provided by the applicable Agreement, any such withholding tax obligation may be satisfied in cash (including from any cash payable in settlement of an award of Performance Shares or an SAR) or a cash equivalent acceptable to the Administrator. If provided in an Agreement and in accordance with procedures established by the Administrator, a Participant may surrender shares of Common Stock in satisfaction of all or part of that tax withholding obligation.

13.07. Limitation on Awards. Notwithstanding any other provision of the Plan, if any award under this Plan, either alone or together with payments that a Participant has the right to receive from the Company or a Related Entity would constitute a "parachute payment" (as defined in section 280G of the Code), all such payments shall be reduced to the largest amount that will result in no portion being subject to the excise tax imposed by section 4999 of the Code.

                                   ARTICLE XIV

                                    AMENDMENT

         The Board may amend from time to time or terminate the Plan; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares that may be issued under the Plan (other than an adjustment authorized under Article XI) or (ii) changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding award of Performance Shares or under any Stock Award, Option or SAR outstanding at the time such amendment is made.


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                                   ARTICLE XV

                                DURATION OF PLAN

         No Performance Shares may be awarded and no Stock Award, Option or SAR may be granted under this Plan more than ten years after the earlier of the date that the Plan is adopted by the Board or the date that the Plan is approved by shareholders as provided in Article XVI. Performance Shares awarded, and Stock Awards, Options and SARs granted before that date shall remain valid in accordance with their terms.

                                   ARTICLE XVI

                             EFFECTIVE DATE OF PLAN

         Options and SARs may be granted under this Plan upon its adoption by the Board, provided that no Option or SAR will be effective unless this Plan is approved by a majority of the votes entitled to be cast by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting or by the unanimous consent of shareholders within twelve months of such adoption. Performance Shares may be awarded and Stock Awards may be granted under this Plan after it is approved by the shareholders in accordance with the preceding sentence.


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